Exhibit 10.7

FEE ALLOCATION AGREEMENT

This Fee Allocation Agreement (the “Agreement”) is made and entered into as of this 17th day of July, 2008 by and among III:I Financial Management Research, L.P. (“FMR”), a Texas limited partnership, and Cain, Watters & Associates, P.L.L.C. (formerly known as Cain, Watters and Associates, P.C.), a Texas professional limited liability company (“Cain Watters”). Reference is made to that certain Advisory Services Agreement, dated April 27, 2006 (the “ASA”), entered into by and among FMR, Cain Watters, and T Bank, N.A., a national banking association (“T Bank”). Capitalized terms used herein, but not otherwise defined, shall have the meanings set forth in the ASA.

RECITALS

WHEREAS, pursuant to the ASA, FMR agreed to provide certain services to T Bank, with respect to the implementation, management, and operation of T Bank’s collective investment funds;

WHEREAS, the parties hereto recognize that a potential conflict of interest may arise with respect to payment to FMR of certain fees collected, pursuant to the ASA, from certain Clients of Cain Watters for whom Cain Watters provides investment advisory services;

WHEREAS, prior to the date such potential conflict of interest arose, the parties agreed to allocate the fees in such a manner as to eliminate the potential conflict of interest; and

WHEREAS, the parties desire to document and clarify the allocation of fees between FMR and Cain Watters that was previously implemented.

NOW, THEREFORE, BE IT RESOLVED, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 1.          With respect to Clients of Cain Watters with whom FMR has a potential conflict of interest, as may be determined from time to time, to the extent necessary or required to remove such potential conflict of interest, FMR shall not receive any compensation for any services provided, directly or indirectly, by FMR to such Clients of Cain Watters.

2.          A portion of the fees calculated under Section 4.01 of the ASA, in an amount sufficient and necessary to remove such potential conflict of interest, shall be paid to Cain Watters. Such fees payable to Cain Watters shall be deducted from fees otherwise payable to FMR pursuant to Section 4.01 of the ASA.

3.          Notwithstanding any contrary provision in the ASA or other agreement between Cain Watters and FMR, whether written or oral, no portion of such fees paid to Cain Watters pursuant to this Agreement shall be allocated, contributed, or otherwise paid to FMR.

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IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the day and year above written.

III:I FINANCIAL MANAGEMENT RESEARCH, L.P., a Texas limited partnership

By:	III:I FMR, INC., a Texas corporation, its general partner
	By:	/s/ Darrell W. Cain
Darrell W. Cain, President

CAIN WATTERS & ASSOCIATES, P.L.L.C., a Texas professional limited liability company

By:	CAIN & WATTERS, P.C., a Texas professional corporation, its managing member
	By:	/s/ Darrell W. Cain
Darrell W. Cain, President

Signature Page to Fee Allocation Agreement